Exhibit 10.1
EIGHTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of December 21, 2021, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).
RECITALS:
A.    The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 10, 2017, that certain Second Amendment to Amended and Restated Master Repurchase Agreement dated as of August 9, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement dated as of May 23, 2019, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of May 21, 2020, that certain Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of September 24, 2020, that certain Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of March 25, 2021, and that certain Seventh Amendment to Amended and Restated Master Repurchase Agreement dated as of May 20, 2021, and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.    Amendments.
2.1.    The following definitions set forth in Section 1.2 of the Repurchase Agreement are added or amended and restated, as applicable, to read in their entireties as follows:
“Board” means the Board of Governors of the Federal Reserve System.
“Daily Reset Term SOFR Rate” means the greater of (a) zero and (b) the one-month forward-looking term rate based on SOFR quoted by the Agent from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by the Agent from time to time), which shall be that one-month Term SOFR rate in effect and reset each Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; provided that if the Term SOFR rate is not published on such Business Day due to a holiday or other circumstance that the Agent deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such Business Day.
“Daily Simple SOFR” means a daily rate based on SOFR and determined by the Agent in accordance with the conventions for such rate selected by the Agent.
“Pricing Rate” means the Daily Reset Term SOFR Rate plus the SOFR Margin (or, if applicable, the alternate rate determined under Section 6.7) or the Default Pricing Rate, as determined under this Agreement.
“SOFR” means the secured overnight financing rate which is published by the Board or any committee convened by the Board and available at www.newyorkfed.org.
“SOFR Margin” means 1.86%.
“Term SOFR” means a forward-looking term rate based on SOFR and recommended by the Board.
“Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
2.2.    Pricing Rate. Section 5.1 to the Repurchase Agreement is amended and restated in its entirety to read as follows:
5.1.    Pricing Rate. Subject to the following rules, and as contemplated in the definition of “Pricing Rate”, the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions or Tranches as to which the Price Differential is to be determined by reference to SOFR, on any day when no Event of Default has occurred and is continuing, shall be the Daily Reset Term SOFR Rate plus the SOFR Margin applicable from time to time (in each case computed annually).
2.3.    Increased Cost. Section 6.4 to the Repurchase Agreement is amended and restated in its entirety to read as follows:
6.4.    Increased Cost. If any Change in Law subsequent to the Effective Date:
(a)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by,

deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of a Buyer which is not otherwise included in the determination of SOFR hereunder; or
(b)    shall impose on a Buyer any other condition;
and the result of any of the foregoing is to increase the cost to such Buyer, by an amount which such Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Seller shall promptly pay the Agent (for distribution to such Buyer) such additional amount or amounts as calculated by the Buyer in good faith as will compensate the Buyer for such increased cost or reduced amount receivable.
2.4.    Term SOFR Unavailability. Section 6.7 to the Repurchase Agreement is amended and restated in its entirety to read as follows:
6.7.    Term SOFR Unavailability. If the Agent has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator, of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Benchmark”)) has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, the Agent will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of Term SOFR, such replacement rate will be Daily Simple SOFR. In the case of a replacement rate other than Term SOFR, the Agent may add a spread adjustment selected by the Agent, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. In connection with the selection and implementation of any such replacement rate, the Agent may make any technical, administrative or operational changes that the Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, the Agent will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, the Agent’s prime rate. The Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR.

2.5.    Illegality. Article 6 is amended by adding a new Section 6.8 to the Repurchase Agreement to read as follows:
6.8    Illegality. If any Buyer determines that any Legal Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Buyer or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Term SOFR rate, or to determine or charge interest rates based upon the Term SOFR rate, or any Governmental Authority has imposed material restrictions on the authority of such Buyer to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Buyer to the Seller (through the Agent), any obligation of such Buyer to make or continue Transactions based on the Term SOFR rate shall be suspended until such Buyer notifies the Agent and the Seller that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Seller shall, upon demand from such Buyer (with a copy to the Agent), prepay or, if applicable, convert each Transaction based on the Term SOFR rate of such Buyer to a Transaction based on the Prime Rate. Upon any such prepayment or conversion, the Seller shall also pay accrued interest on the amount so prepaid or converted.
2.6.    Schedule BC. Schedule BC to the Repurchase Agreement is amended and restated in its entirety as set forth on Schedule BC hereto.
Section 3.    Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:
3.1.    delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;
3.2.    delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification as to the incumbency, names, titles, and signatures of the officers of the Seller authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and
3.3.    delivery to the Agent of such other documents as it may reasonably request.
Section 4.    Miscellaneous.
4.1.    Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2.    Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4.3.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
4.5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
4.7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
4.8.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:
HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:     /s/ L. Ludwell Jones IV
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

AGENT AND BUYER:
U.S. BANK NATIONAL ASSOCIATION,
as Agent and Buyer

By:     /s/ Rodney Davis
Name: Rodney Davis
Title: Senior Vice President
Signature Page
Eighth Amendment

SCHEDULE BC TO
EIGHTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
SCHEDULE BC
To Master Repurchase Agreement

The Buyers’ Committed Sums
(in dollars)

Buyer	Except as provided in the below chart, Committed Sum for any period:
U.S. Bank National Association	$75,000,000
Maximum Aggregate Commitment	$75,000,000

Buyer	Committed Sum for December 21, 2021 through and including February 15, 2022	Committed Sum for March 23, 2022 through and including April 21, 2022
U.S. Bank National Association	$400,000,000	$175,000,000
Maximum Aggregate Commitment	$400,000,000	$175,000,000

Schedule BC